UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMERISERV FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA  15907-0430

To Be Held April 27, 2004

Mailed to Security Holders March 18, 2004

AmeriServ Financial, Inc.
216 Franklin Street, P. O. Box 430
Johnstown, Pennsylvania 15907-0430
814-533-5158
March 18, 2004

Dear Fellow Shareholder:

AmeriServ Financial, Inc.’s Annual Meeting of Shareholders will be held Tuesday, April 27, 2004, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania  15901-2996.

The matters to be acted upon at the meeting are:

(a)                                  the election of five Class III directors; and

(b)                               such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.

Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card.  Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

I look forward to seeing you at the annual meeting.

Respectfully yours,

Craig G. Ford
Chairman

AmeriServ Financial, Inc.
P. O. Box 430
Johnstown, Pennsylvania  15907-0430

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 18, 2004

To The Shareholders:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of AmeriServ Financial, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Tuesday, April 27, 2004, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

1.                                       Election of five Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1); and

2.                                       Such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 5, 2004, shall be entitled to notice of and to vote at the meeting.  A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed.  Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card.  If you attend the meeting, you may revoke your proxy and vote in person.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Betty L. Jakell,
Corporate Secretary

Johnstown, Pennsylvania
March 18, 2004

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania  15907-0430

PROXY STATEMENT

GENERAL

Introduction

This proxy statement and enclosed proxy card are being mailed to the shareholders of AmeriServ Financial, Inc. (“ASRV” or the “Company”) on or about March 18, 2004, in connection with the solicitation of proxies by the Board of Directors of ASRV.  The proxies will be voted at the Annual Meeting of Shareholders of ASRV to be held on Tuesday, April 27, 2004, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2296 (the “Annual Meeting”).  ASRV’s Annual Report for the year ended December 31, 2003, accompanies this proxy statement.  It should not be regarded as proxy solicitation material.  AmeriServ Financial, Inc. is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”).

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by ASRV.  In addition to the use of the mails, some directors and officers of ASRV may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise.  Arrangements may be made by ASRV with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and ASRV may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

As of the close of business on March 5, 2004 (the “Record Date”), there were outstanding 13,963,493 shares of common stock, par value $2.50 per share (the “ASRV Common Stock”), the only class of capital stock of ASRV outstanding.  Holders of record of ASRV Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  Except with respect to the election of directors, each shareholder is entitled to one vote for each share held.  Holders of ASRV Common Stock are entitled to cumulate their vote in the election of directors.

If a shareholder participated in ASRV’s Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder’s name and the number of shares, including fractional shares, credited to the shareholder’s Dividend Reinvestment Plan account.

If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, or, if a shareholder votes by telephone or Internet, in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the instructions marked thereon.  Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for ASRV’s Board of Directors.

Right of Revocation

Proxies may be revoked at any time before they have been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date.  Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

Under ASRV’s Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

The following table sets forth information regarding persons or entities known to ASRV’s management to own of record or beneficially, as of March 5, 2004, 5% or more of the outstanding shares of ASRV Common Stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock

Dimensional Fund Advisors Inc.(1) 1299 Ocean Avenue – 11th Floor Santa Monica, California 90401	1,039,201	7.44

(1) Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.”  In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,039,201 shares of ASRV Common Stock as of December 31, 2003.  The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

MATTER NO. 1

ELECTION OF ASRV DIRECTORS

General

Under ASRV’s Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting.  The number of directors for 2004 has been set by the Board at 15.  The Board has determined that all directors are independent, pursuant to the listing standards of The Nasdaq National Market (“Nasdaq”), except for Mr. Craig G. Ford, who is presently a director and executive officer of ASRV.  By agreement dated January 16, 2004, ASRV hired Allan R. Dennison as the new President and CEO.  Mr. Dennison assumed his position on February 10, 2004.  Mr. Ford will continue as an employee of ASRV during a transitional period ending March 31, 2004, at which time Mr. Ford will resign as an employee, remain as the non-executive Chairman of the Board of Directors, and be designated the audit committee financial expert.

ASRV’s Board of Directors, as provided in its Articles of Incorporation, is divided into three classes:  Class I, Class II and Class III, each being as nearly equal in number as possible.

The directors in each class serve terms of three years each and until their successors are elected and qualified.  Under ASRV’s Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

Nominees and Continuing Directors

The Board of Directors fixed the number of directors in Class III at five and has nominated Daniel R. DeVos, James C. Dewar, Bruce E. Duke, III, M.D., Craig G. Ford and Kim W. Kunkle for election as Class III directors for three-year terms to expire at the 2007 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.  Directors DeVos, Dewar, Duke and Kunkle were elected by the shareholders at the 2001 Annual Meeting.  Director Ford was appointed to the Board of Directors on March 28, 2003.  The remaining directors will continue to serve in accordance with their previous election with the terms of the Class I and Class II directors expiring in 2005 and 2006, respectively.

The Bylaws of ASRV permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 90 days nor more than 120 days prior to the Annual Meeting, such notice must contain the following information: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of ASRV that will be voted; (d) the total number of shares of capital stock of ASRV that will be voted for each proposed nominee; (e) the name and residence address of the notifying shareholder; and (f) the number of shares of capital stock of ASRV owned by the notifying shareholder.  No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement.  If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination or such votes may be disregarded.

With respect to the election of directors, each shareholder has the right to vote, for each share of ASRV Common Stock held by the shareholder, as many votes as shall equal the number of directors to be elected, and the shareholder, or the shareholder’s proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees.  If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy.  The five persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class III directors.  Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his or her willingness to serve, or for any substitute nominee or nominees designated by the ASRV Board of Directors in the event any nominee or nominees become unavailable for election.  The ASRV Board of Directors has no reason to believe that any of the nominees will not serve if elected.

The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor and other business relationships.  There are no family relationships between any of the listed persons.

Nominees for Election as

Class III Directors - Term Expires in 2007

Name and Principal Occupation(1)	Age	Director Since(2)(3)	Directorship in other Reporting Companies

Daniel R. DeVos President and CEO, Concurrent Technologies Corporation	61	1991	None

James C. Dewar President and CEO, Geo. C. Dewar, Inc.; Retired President and CEO, Dewar’s Car World	66	1974	None

Bruce E. Duke, III, M.D. Surgeon, Valley Surgeons, Inc.	60	1987	None

Craig G. Ford Chairman, President and CEO, AmeriServ Financial, Inc. and AmeriServ Financial Bank and Chairman of the Board of all Subsidiaries	74	2003	None

Kim W. Kunkle President and CEO, Laurel Holdings, Inc.	49	1984	None

Continuing Class I Directors - Term Expires in 2005

Name and Principal Occupation(1)	Age	Director Since(2)(3)	Directorship in other Reporting Companies

James M. Edwards, Sr. Retired President and Chief Executive Officer, WJAC, Incorporated	64	1984	None

Very Rev. Christian R. Oravec President, St. Francis University	66	1990	None

Howard M. Picking, III Chairman, The Picking Company; Retired Chairman and CEO, Miller-Picking Corporation	66	1970	None

Sara A. Sargent Owner/President, The Sargent’s Group	56	1996	None

Robert L. Wise Retired President, Pennsylvania Electric Company, GPU Genco, Inc., GPU International, Inc. and GPU Energy, Inc.	60	1986	None

Continuing Class II Directors - Term Expires in 2006

Name and Principal Occupation(1)	Age	Director Since(2)(3)	Directorship in other Reporting Companies

J. Michael Adams, Jr. Attorney-at-Law Cipriani & Werner, P.C.	42	2000	None

Edward J. Cernic, Sr. President and CEO, Cernic Enterprises, Inc.	71	1998	None

Margaret A. O’Malley Attorney-at-Law Yost & O’Malley	44	1997	None

Mark E. Pasquerilla Chairman and CEO, Crown Holding Company and Crown Hotel Holding Company	44	1997	Pennsylvania Real Estate Investment Trust

Thomas C. Slater Owner, President and Director, Slater Laboratories, Inc.	61	1980	None

(1)                                  All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except for Mr. Pasquerilla who was formerly Chairman, President and CEO of Crown American Realty Trust, which was purchased by Pennsylvania Real Estate Investment Trust.  Mr. Adams was formerly a   partner at another law firm.  Prior to assuming the position of Chairman, President and CEO of ASRV, Mr. Ford acted as an independent financial consultant to various banking institutions.

(2)                                  Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.

(3)                                  All incumbent directors were elected by the shareholders, except Mr. Ford who was appointed by the

Board of Directors on March 28, 2003, to fill a vacancy on the Board of Directors created by the resignation of the previous Chairman, President and CEO of ASRV.

Security Ownership of Management

The following table sets forth information concerning the number of shares of ASRV Common Stock beneficially owned, as of March 5, 2004, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class

J. Michael Adams, Jr. (3)	50,436	*
Edward J. Cernic, Sr.	70,862	*
Daniel R. DeVos	7,191	*
James C. Dewar	81,122	*
Bruce E. Duke, III, M.D..	24,414	*
James M. Edwards, Sr.	36,173	*
Ray M. Fisher	56,080	*
Craig G. Ford	3,500	*
Kim W. Kunkle (4)	44,773	*
Margaret A. O’Malley (5)	211,107	1.5
Gary M. McKeown	4,500	*
Very Rev. Christian R. Oravec	5,566	*
Mark E. Pasquerilla (6)	285,850	2.0
Howard M. Picking, III (7)	40,534	*
Sara A. Sargent	112,616	*
Thomas C. Slater	36,236	*
Jeffrey A. Stopko	28,479	*
Ronald W. Virag	29,890	*
Robert L. Wise	36,706	*

Officers, Directors and Nominees for Director as a Group (19 persons)(8)	1,166,035	8.3

*Less than 1%

(1)                                  Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2)                                  Includes shares of ASRV Common Stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options that were granted under the 1991 Stock Option Plan and the 2001 Stock Incentive Plan as follows:  43,767, 2,500, 21,890, 19,100 and 87,257 held by Fisher, McKeown, Stopko, Virag and the group, respectively.  In addition, Fisher, McKeown and Stopko hold options to acquire ASRV Common Stock that first become exercisable, in part, during or after May 2004 and therefore are excluded.

(3)                                  Total number of shares includes J. Michael Adams, Jr. as voting trustee of 23,897 shares of ASRV Common Stock held by Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)                                  Includes 19,203 and 3,000 shares held by Laurel Management Retirement Plan and Laurel Corporation, respectively, of which Mr. Kunkle is an officer and has voting and investment power.

(5)                                  Margaret A. O’Malley is voting trustee of 105,248 shares of ASRV Common Stock held by James F. O’Malley and Jean O’Malley under a Voting Trust Agreement dated March 3, 1997.

(6)                                  Includes 235,900 shares of ASRV Common Stock held by Crown American Enterprises, Inc. of which Mark E. Pasquerilla is an officer and 41,500 shares held by Marenrico Partnership of which Mr. Pasquerilla is one of the partners.

(7)                                  Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.

(8)                                  The group consists of 19 persons, being the members of the Board of Directors of ASRV, the Chairman, President and Chief Executive Officer, and each other named executive officer of ASRV set forth in the compensation table elsewhere herein.

Section 16(a) Beneficial Ownership Reporting Compliance

All reports required by Section 16(a) were filed on time.

Board and Committees

The Board of Directors has various standing committees including an Audit Committee, an Executive Committee, an Investment/ALCO Committee, a Management Compensation Committee and a Nominating Committee.  Directors are expected to attend meetings of the Board, meetings of the committees on which they serve and the ASRV Annual Meeting.  During 2003, the Board of Directors held 15 meetings, the Audit Committee held 15 meetings, the Executive Committee held no meetings, the Investment/ALCO Committee held 5 meetings, the Management Compensation Committee held 5 meetings and the Nominating Committee held 2 meetings.  Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he/she was a member.  Each director attended ASRV’s 2003 Annual Meeting, except for Very Rev. Christian R. Oravec.  There were 11 executive sessions of the Board of Directors excluding management, other than Mr. Ford.

The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special Board meeting.  In addition, from time to time, the Executive Committee is asked to study strategic issues in greater depth than may be practical for the Board as a whole.  The Executive Committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Cernic, Dewar, Kunkle and Sargent.

The Audit Committee is comprised of Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise, each of whom is independent in the judgment of the Board of Directors.  The Committee is responsible for the appointment, compensation, oversight and termination of ASRV’s independent auditors.  The Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors.  The Committee also assists the Board in providing oversight over the integrity of ASRV’s financial statements, ASRV’s compliance with applicable legal and regulatory requirements and the performance of ASRV’s internal audit function.  The Committee also is responsible for, among other things, reporting to ASRV’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in ASRV’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors’ independence from ASRV and ASRV’s management, including approving consulting and other legally permitted, non-audit services provided by ASRV’s auditors and the potential impact of the services on the auditors’ independence.  The Committee meets periodically with ASRV’s independent auditors and ASRV’s internal auditors outside of the presence of ASRV’s management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management.  The Committee reviews and discusses with management earnings releases, including the use of pro forma information and financial information provided to analysts and rating agencies.  The Committee also discusses with management and the independent auditors the effect of accounting initiatives and off-balance sheet transactions.  The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

The Nominating Committee is comprised of Directors O’Malley (Chair), Cernic (Vice Chair), Adams, DeVos, Kunkle, Pasquerilla, Picking, Sargent and Slater, each of whom is independent in the judgment of the Board of Directors.  The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, recommending to the Board qualified individuals to fill such vacancy, and recommending to the Board, on an annual basis, nominees for each Board committee. The Committee has the responsibility to develop and recommend criteria for the selection of director nominees to the Board, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the Board and ASRV and such other criteria as the Committee determines to be relevant at the time.  The Committee has the power to apply this criteria in connection with the identification of individuals to be Board members, as well as to apply the standards for independence imposed by the ASRV’s listing agreement with Nasdaq and all applicable federal laws in connection with such identification process.  The Nominating Committee will consider nominees recommended by shareholders and, in considering such candidates, the Committee will apply the same criteria it applies in connection with nominating committee-recommended candidates.  Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of ASRV’s Bylaws.  Notification of such nomination, containing the required information, must be mailed or delivered to the President of

ASRV not less than 90 days or more than 120 days prior to the Annual Meeting.

The Investment/ALCO Committee is comprised of Directors Slater (Chair), Kunkle (Vice Chair), Dewar, Edwards, Oravec, Pasquerilla, and Picking and officers Fisher and Stopko.  This Committee is responsible for overseeing the investment policy of the Company and monitoring interest rate, liquidity and market risk.

The Management Compensation Committee is comprised of Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater, each of whom is independent in the judgment of the Board of Directors.  The Management Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers.  No director who is eligible to receive any benefit under plans administered by the Management Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001, may serve on the Management Compensation Committee.  See “Executive Compensation” herein.

Compensation of Directors

Executive officers of ASRV who are directors or members of committees of the ASRV Board of Directors or its subsidiaries receive no compensation for such positions.  In 2003, independent directors of ASRV received a retainer of $6,000 payable in ASRV Common Stock.  In 2003, all ASRV and Bank Board meetings were held jointly but with separate agendas and minutes.  Directors were paid a total of $450.00 per meeting for their attendance at joint ASRV and Bank Board meetings.  Directors were paid $400.00 for their attendance at certain committee meetings of the ASRV Board of Directors.  However, directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose, such as the Audit Committee’s review of the quarterly earnings release.  Certain independent directors of ASRV also are directors of the Bank and AmeriServ Trust and Financial Services Company (the “Trust Company”).  Directors serving on the Board of Directors of the Trust Company were compensated for their services by a payment of $450.00 for each Board of Directors meeting attended.  A fee of $400.00 was paid for certain Bank and Trust Company committee meetings attended, but directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose.  Directors who serve on the boards of AmeriServ Associates, Inc., AmeriServ Life Insurance Company, and Standard Mortgage Corporation of Georgia receive no remuneration.

Executive Compensation

Board Compensation Committee Report on Executive Compensation

The following is a report by the Management Compensation Committee of the Board of Directors of the Company.  The objectives of the report are to provide shareholders with a clear explanation of the overall executive compensation philosophy, strategies, and specific executive compensation plans, and to meet all proxy disclosure rules relating to executive compensation established by regulatory bodies.

Management Compensation Committee

The Management Compensation Committee is comprised of eight (8) non-employee, independent directors appointed from the Board of Directors of ASRV.  The Management Compensation Committee held five (5) meetings in 2003.

The Management Compensation Committee seeks to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting the Company’s need to attract and retain competent executive management.  The Management Compensation Committee develops an executive compensation policy, along with supporting executive compensation plans and programs, and ensures that they:

•                  Emphasize the enhancement of shareholder value

•                  Support the acquisition and retention of competent executives

•                  Deliver the total executive compensation package in a cost-effective manner

•                  Reinforce key business objectives

•                  Provide competitive compensation opportunities for competitive results

•                  Encourage management ownership of ASRV Common Stock

•                  Comply with applicable regulations

The role of the Management Compensation Committee is to collect and analyze comparative executive compensation information from relevant peer groups, to approve executive salary adjustments, to administer the Executive At-Risk

Compensation Plan, including the establishment of performance goals, and to administer the ASRV 2001 Stock Incentive Plan.  Additionally, from time to time, the Management Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

Executive Compensation Policy

The executive compensation policy expresses the philosophy of the Board of Directors toward program participation, relevant peer comparisons, and plan design and, as such, represents an important part of the overall executive compensation program.  The policy provides guidance to the Management Compensation Committee and, within the overall objectives of equity and regulatory compliance, acts as a standard against which program performance can be measured.

The executive compensation program is designed to encourage decisions and actions that have a positive impact on the overall performance of ASRV.  For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.

As part of the overall program, the executive compensation policy defines pay practices and addresses each of the major components of the executive pay program, as summarized below.

1.               A market-competitive executive base salary program, combined with a formal performance appraisal system that focuses awards that are integrated with strategic corporate objectives.

2.               Base benefits that are generally available to all employees, supplemented by non-qualified supplemental arrangements, where appropriate.

3.               At-risk (incentive) compensation that aligns management’s financial interests with those of ASRV shareholders, encourages management ownership of ASRV Common Stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive cash and equity reward opportunities.

4.               Comparisons of competitive executive pay practices, as determined using two different sets of data – compensation survey data and peer performance data:

•                  Compensation survey data refers to competitive executive pay data from banking industry compensation surveys.  Competitive compensation practices are determined using compensation levels at bank holding companies, and subsidiaries of comparable size to ASRV and its subsidiaries, for positions comparable to those held by the executive officers identified in the Summary Compensation Table included herein (the “Named Officers”).

•                  Peer performance data comes from a group of bank holding companies of comparable size to ASRV, primarily headquartered in Pennsylvania.  Some national information is used for comparative compensation survey data, but most of the data are generated from a peer group of bank holding companies in the Northeast.

•                  The indices used in the Stock Performance Chart are Nasdaq Stock Market (U.S. Companies) and Nasdaq Bank Stocks.  While the Management Compensation Committee believes that some of the surveyed banks and some of the peer banks may be included in these indices, it is not the Management Compensation Committee’s intention to establish executive pay practices based upon the pay practices of organizations that comprise these indices.  The Management Compensation Committee believes that some of the companies included in these indices would not be relevant for setting executive pay for ASRV executives, in light of size or other fundamental business differences.

Relationship Of Performance Under Compensation Plans

ASRV utilizes two components of the executive compensation program to establish, and maintain, the desired relationship between executive pay and performance.

The first component, the formal performance appraisal system, relates to potential annual salary adjustments.  Quantitative and qualitative performance factors are established for each executive position and, at least on an annual basis, the performance of the incumbent executive is evaluated against these standards.  This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The second component of ensuring the desired relationship between executive pay and performance relates to the Management Compensation Committee’s role in administering the Executive At-Risk Compensation Plan approved by the Board of Directors in 2002.  Under this plan, targets are established for three (3) equally weighted key performance factors - the Company’s return on average equity, total annual shareholder return, and measures of customer satisfaction.

Awards under the plan may be made, at the recommendation of the Management Compensation Committee and at the discretion of the Board of Directors, when target performance levels are attained, and may take the form of cash, restricted stock, stock options, or a combination thereof. There were no cash bonuses paid to executive officers in 2003.  Gary M. McKeown was granted stock options in 2003 under the Stock Incentive Plan approved by shareholders in 2001.

2003 Chief Executive Officer Compensation

Mr. Craig G. Ford, a California banking consultant, was retained in 2002 to consult with ASRV regarding management and operational issues.  Upon the separation from employment of certain former members of management, Mr. Ford was named interim Chairman, President and CEO of ASRV and AmeriServ Financial Bank and interim Chairman of all subsidiaries in December 2002.  Mr. Ford also was appointed a director of ASRV by the Board of Directors on March 28, 2003.

The interim designation was removed and Mr. Ford was appointed Chairman, President and CEO of ASRV on April 25, 2003.  He also was appointed Chairman, President and CEO of AmeriServ Financial Bank on May 23, 2003.  Mr. Ford also assumed the position of Chairman of ASRV’s various subsidiaries.

Mr. Ford was paid a base salary of $180,000 for 2003 in connection with his positions as Chairman, President and CEO of ASRV and the Bank and Chairman of ASRV’s subsidiaries.  In addition, because Mr. Ford resides in California, but his position required that he spend a majority of his time in Johnstown, Pennsylvania, he was reimbursed $63,428 in 2003 for hotel, airfare, rental car and other travel-related expenses.

IMPACT OF OMNIBUS BUDGET RECONCILIATION ACT OF 1993

The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of

$1,000,000 for any of the Named Officers.  However, to the extent that it is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

The Management Compensation Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the Named Officers under the ASRV existing executive compensation programs.  The Management Compensation Committee notes that none of the Named Officers received annual compensation in excess of $1,000,000.  The Management Compensation Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater have served as members of the Management Compensation Committee since July 2000.  Each member of the Management Compensation Committee is excluded from participation in any plan administered by the Management Compensation Committee while serving as a member, except for participation in the Independent Directors’ Annual Retainer Plan (the Management Compensation Committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001.

This Board Compensation Committee Report on Executive Compensation is furnished by Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater.

Compensation Paid to Executive Officers

The following table sets forth information for the three years ended December 31, 2003, concerning the annual and long-term compensation of the Named Officers for services in all capacities to ASRV and its subsidiaries.

Summary Compensation Table

Name, Age and Principal Position	Annual Compensation					Long-Term Compensation

	Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)(3)		Restricted Stock Awards ($)	Securities Underlying Options(#)(4)	All Other Compensation ($)(5)(6)

Craig G. Ford, 74	2003	180,000	—	—		—	—	63,428
Chairman,	2002	—	—	19,505	(2)	—	—	—
President and CEO	2001	—	—	—		—	—	—
of ASRV and AmeriServ
Financial Bank and
Chairman of all
subsidiaries

Ronald W. Virag, 58	2003	138,667	—	9,315	(3)	—	—	8,230
President and CEO	2002	138,667	3,000	—		—	—	7,462
of AmeriServ Trust	2001	138,672	—	—		—	—	7,491
and Financial
Services Company

Jeffrey A. Stopko, 41	2003	123,360	—	—		—	—	236
Senior Vice President	2002	118,680	2,000	—		—	5,000	192
and CFO of ASRV	2001	104,640	—	—		—	—	1,035

Ray M. Fisher, 52	2003	109,980	—	—		—	—	469
President and CEO	2002	109,980	2,000	—		—	5,000	469
of AmeriServ	2001	109,980	—	—		—	—	469
Associates, Inc.

Gary M. McKeown, 59	2003	109,750	—	—		—	10,000	10,326
Senior Vice President	2002	24,000	—	—		—	5,000	187
and Chief Lending	2001	—	—	—		—	—	—
Officer of AmeriServ
Financial Bank

(1)                                                               There were no bonuses paid to senior officers in 2003 under the Executive At-Risk Compensation Plan approved by the Board of Directors in 2002.

(2)                                                               No executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer’s total compensation (salary and bonus), other than Mr. Ford, who received consulting fees and expenses in 2002 of $19,505.00.

(3)                                                               Represents amount paid to Mr. Virag under the ASRV Trust and Financial Services Company Incentive Plan.

(4)                                                               Options were granted during 2003 to Mr. McKeown in the amounts of 2,500 on April 1, 2003, and 7,500 on October 1, 2003, that were made under the 2001 Stock Incentive Plan approved by the shareholders at the

2001 Annual Meeting.

(5)                                                               Includes amounts awarded under the Deferred Profit Sharing Plan of ASRV and the Bank.  All full-time employees of ASRV and the Bank are entitled to participate in the Deferred Profit Sharing Plan. No amounts were awarded in 2003.  As of October 2003, the Deferred Profit Sharing Plan was merged with ASRV’s 401(k) plan and became the AmeriServ Financial 401(k) Profit Sharing Plan.

(6)                                                               Includes (a) the premiums paid by ASRV and its subsidiaries for life insurance policies with coverage limits above $50,000 to Virag, Stopko, Fisher and McKeown, (b) country club dues for Virag and McKeown, (c) allowance for personal car use for Virag and McKeown, and (d) reimbursable expenses (i.e. hotel, airfare, rental car and other travel-related expenses) for Mr. Ford.

Option Grants Table

The following table sets forth information with respect to grants of stock options made during 2003 to each of the Named

Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expira- tion Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)

					0%	5%	10%

Craig G. Ford	0	0	0		0	0	0
Ronald W. Virag	0	0	0		0	0	0
Jeffrey A. Stopko	0	0	0		0	0	0
Ray M. Fisher	0	0	0		0	0	0
Gary M. McKeown	2,500	7.7	3.49	4/01/13	0	11,636	23,697
	7,500	23.0	4.50	10/01/13	0	27,334	68,515
Gains applicable to all shareholders(2)	—	—	—	—	0	43,889,295	111,224,091

(1)                                                               Options were granted pursuant to an employment letter under the 2001 Stock Incentive Plan to Mr. McKeown on April 1, 2003, and October 1, 2003.

(2)                                                               The potential realizable gain to all shareholders (based on 14 million shares of ASRV Common Stock outstanding at December 31, 2003, with a market price of $5.00) at

0%, 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Officer at the same assumed annual rates of stock appreciation.

Option Exercises and Year-End Value Table

The following table sets forth information concerning the exercise of options to purchase ASRV Common Stock by the Named Officers during the year ended December 31, 2003, as well as the number of securities underlying unexercised options and the potential value of unexercised options (both options that were presently exercisable and options that were not exercisable) as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of In-the-Money Options at December 31, 2003(3)

			Exercisable(#)(2)	Unexercisable(#)(2)	Exercisable($)	Unexercisable($)
Craig G. Ford	0	0	0	0	0	0
Ronald W. Virag	0	0	19,100	0	4,107	0
Jeffrey A. Stopko	0	0	21,890	3,333	2,343	0
Ray M. Fisher	0	0	43,767	3,333	3,504	0
Gary M. McKeown	0	0	1,667	13,333	4,609	17,491

(1)                                                               No option exercises occurred in 2003.

(2)                                                               As required, all exercisable and unexercisable options are shown as of December 31, 2003.

(3)                                                               “In-the-money options” are stock options with respect to which the market value of the underlying shares of ASRV Common Stock exceeded the exercise price at December 31, 2003.  The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of ASRV Common Stock at December 31, 2003.  Fair market value was determined by reference to the average of the high and low sale prices of ASRV Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan

The Bank maintains a qualified defined benefit retirement plan for its employees (the “Bank Plan”).  Remuneration as of January 1, 2003, for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations) or under a “cafeteria plan” (as defined in Section 125 of the Code and applicable regulations).  An employee’s benefit under the Bank Plan is determined on the basis of Final Average Pay, which means the average annual compensation (as defined by the Bank Plan) received by an employee in the five consecutive years out of the ten ending before the employee’s termination of employment for which the average is highest.

The Bank made a $1,600,000 contribution to the Bank Plan in December 2003 for the 2003 plan year.

Estimated annual benefits payable upon retirement at age 65 after 15 years of service with respect to the specified remuneration are as follows:

PENSION TABLE

AMERISERV FINANCIAL BANK

Five Calendar Year Average Salary Preceding Retirement		Annual Benefit at Normal Retirement Date

$15,000		$5,550
25,000		9,250
40,000		14,800
60,000		22,200
90,000		33,300
100,000		37,000
120,000		44,400
140,000		51,800
150,000		55,500
160,000		59,200
170,000		62,900
180,000		66,600
190,000		70,300
200,000	(1)	74,000

(1)                                                               Effective for retirements on or after January 1, 1994, annual compensation for Bank Plan purposes could not exceed $150,000 plus any increases indexed to cost of living adjustments.  Employees with compensation exceeding $150,000 in years before 1994 may have larger “preserved benefits.”  Due to the Economic Growth and Tax Relief Reconciliation Act of 2001, the annual compensation limit increased to $200,000 plus any increases indexed to cost of living adjustments.

The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits.  Other optional forms of benefit are available in actuarially equivalent amounts.  Current remuneration covered by the Bank Plan in 2003 for Fisher, McKeown, Stopko, and Virag was $111,526, $119,344, $124,617, and $156,268, respectively.  As of December 31, 2003, Mr. Fisher was credited with 10 years of service, Mr. McKeown was credited with 1 year of service, Mr. Stopko with 17 years of service and Mr. Virag with 9 years of service.

Effective January 1, 1986, the ASRV Board of Directors adopted the Bank Plan for the benefit of employees of ASRV on the same terms and conditions as for employees of the Bank.

Contributions made by ASRV are limited to those employees whose earnings are paid by ASRV.

Employment and Change in Control Agreements

On November 14, 2002, Craig G. Ford was engaged by the Board of Directors of ASRV to provide consulting services to ASRV.  In December 2002, the previous Chairman, President and CEO resigned from this position and the Board appointed Mr. Ford Interim Chairman, President and CEO of ASRV.  On April 25, 2003, ASRV and Mr. Ford entered into a letter agreement, retroactively effective to January 1, 2003, pursuant to which the interim designation was removed and Mr. Ford became the Chairman, President and CEO of ASRV.  The letter specified that Mr. Ford would be an employee at will, and, although the interim designation was eliminated, the mutual intent of the ASRV Board of Directors and Mr. Ford was that this arrangement be transitional.  In fact, one of Mr. Ford’s principle duties was to identify and recruit a new President and CEO.

Mr. Ford was paid a monthly salary of $15,000.  Mr. Ford also was eligible to participate in employee benefit programs offered by ASRV.  The parties did recognize, however, that, because his status as an employee was not intended to be for an extended period, Mr. Ford was unlikely to meet the five year vesting provisions of the defined benefit plan and the profit sharing plan.  Because Mr. Ford’s permanent residence is California but the position required that he spend a majority of his time in Johnstown, ASRV also agreed to reimburse Mr. Ford for his travel-related and lodging expenses.

Mr. Ford accomplished one of his primary objectives by identifying and recruiting a new President and CEO of ASRV, Mr. Allan R. Dennison.  ASRV and Mr. Dennison entered into an employment agreement dated January 16, 2004, and he assumed his duties on February 10, 2004.  Through a transitional period ending March 31, 2004, Mr. Ford will remain an employee of ASRV.  Thereafter, at the request of the Board of Directors, he will assume the position of non-executive Chairman of the Board of Directors of ASRV.

The employment agreement between ASRV and Mr. Dennison provides for a five-year term, subject to the ability of either party to terminate the agreement upon 60 days notice.  Under the agreement, Mr. Dennison will be paid a base salary of $300,000 and he has agreed that this salary will not be adjusted for merit increases until calendar year 2008. With respect to calendar year 2004, Mr. Dennison will be considered for incentive compensation equal to 30% to 60 % of base salary, payable in cash or ASRV Common Stock.  The decision to pay any incentive compensation will be made by the ASRV Board of Directors, in its sole but reasonable discretion, based on ASRV’s overall performance in 2004.  On February 10, 2004, Mr. Dennison also was granted options to acquire 60,000 shares of ASRV Common Stock, which vest in three equal annual installments beginning February 10, 2005.  Mr. Dennison is eligible to participate in certain executive and other employee benefits offered by ASRV, including all retirement and welfare plans, subject to normal eligibility and vesting provisions.  To facilitate Mr. Dennison’s transition from his prior position as the President and CEO of a bank in Hummels Wharf, Pennsylvania, ASRV agreed to reimburse Mr. Dennison for customary relocation expenses, including moving expenses, temporary lodging expenses, house-hunting expenses and real estate closing costs associated with the purchase of a new home in the Johnstown area.  ASRV also has agreed to purchase Mr. Dennison’s current home in Lewisburg, Pennsylvania at its fair market value as determined by three appraisers.  The subsequent resale of this home will be at the discretion of ASRV.

During the initial three years of the employment agreement, if there is a change in control of ASRV (as defined) and Mr. Dennison is terminated or certain other enumerated events occur, Mr. Dennison is entitled to be paid an amount equal to 2.99 times the average calendar year salary and bonus he was paid during his employment in 36 monthly installments.  Alternatively, Mr. Dennison may elect to receive a lump sum payment equal to 75% of this amount.  He also will be entitled to participate in ASRV retirement and welfare plan benefits for three years after termination or, if participation is not permitted under the terms of the relevant plan, receive cash equal to the benefit forfeited.  Any amount paid or benefit conferred by ASRV pursuant to the employment agreement or pursuant to any other plan or arrangement as a result of a change in control is subject to the limitation that ASRV will reduce the amount paid or benefit conferred so that no portion of the payment or benefit would be subject to excise tax under section 4999 of the Code.  Mr. Dennison will be permitted to select which payment or benefit to reduce in order to meet this requirement.

If ASRV terminates Mr. Dennison other than for cause and prior to any change in control, Mr. Dennison will be paid his base salary and be entitled to benefits coverage for the remainder of the term of the employment agreement but in no event for less than two years.  The obligation to provide this severance benefit is conditioned upon the execution by Mr. Dennison of an Agreement and Release that obligates Mr. Dennison to cooperate with ASRV with respect to certain post-separation matters and releases ASRV from any liability in connection with his employment or termination of employment.

In 1994, ASRV entered into Change in Control Agreements (the “Agreements”) with Mr. Ronald W. Virag and in 2002 with Ray M. Fisher and Jeffrey A. Stopko, pursuant to which ASRV agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events (“Triggering Events”) following a change in control of ASRV (“Change in Control”) (as defined in the Agreements).  The initial term of the Agreements was three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew.  Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Messrs. Virag, Fisher and Stopko would be entitled to receive approximately 1.0 times their combined salary and bonus, which will be determined by reference to the average of the executive’s combined salary and bonus in the preceding five years, except that, until 2005, Messrs. Fisher and Stopko would receive approximately 1.0 times their highest combined salary and bonus during the preceding five years rather than 1.0 times the five year average.  The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis.  The Agreements also entitle the executives to continued participation in the employee benefits plans of ASRV for a period of one year.  In addition, the Agreements provide that options held by the executives to acquire ASRV Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive’s termination.

Performance Graph

Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on ASRV Common Stock against the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks for the five years beginning January 1, 1999 and ended December 31, 2003.

[Insert Table]

Legend

Symbol	Index Description	12/98	12/99	12/00	12/01	12/02	12/03

	AmeriServ Financial, Inc.	100.0	61.7	47.4	57.6	37.1	65.1

	Nasdaq Stock Market (US Companies)	100.0	186.1	113.2	89.7	61.7	93.0

	Nasdaq Bank Stocks	100.0	94.2	110.9	124.9	133.6	177.7

Notes:

A.                                   The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.                                     The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.                                     If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.                                    The index level for all series was set to 100.0 on 12/31/1998.

E.                                      On April 1, 2000, as part of a spin-off of its Three Rivers Bank subsidiary, the Company distributed to its shareholders as a dividend stock in Three Rivers Bancorp, Inc. having a market value on the date of distribution of $71 million.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of ASRV is comprised of nine independent Directors.  The members of the Audit Committee are Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise.  The Audit Committee operates under a written charter adopted by the Board of Directors on February 28, 2003.  As of the date of this proxy statement the Audit Committee has not designated an audit committee financial expert.  Upon Mr. Ford’s resignation as the President and CEO of ASRV on March 31, 2004, Mr. Ford will become the audit committee financial expert.  Because Mr. Ford will be an employee of ASRV through March 31, 2004, Mr. Ford will not meet the independence requirements, pursuant to the Nasdaq listing standards.  The Board is, however, availing itself of the Nasdaq listing standards limited circumstances exception that allows the Board to appoint a non-independent director to the Audit Committee for up to two years, if the Board determines that the director’s service on the Audit Committee is in the best interest of ASRV and the shareholders.  The Board has determined that Mr. Ford’s service on the Audit Committee is in the best interest of ASRV and the shareholders because of Mr. Ford’s many years of banking experience, especially in his role as a consultant to banks undergoing a management and financial performance transformation.  As a result of this experience, he is familiar with accounting estimates affecting community banks, including the establishment of loan loss reserves.  As described in the Nasdaq listing requirements, Mr. Ford will become independent 3 years after his resignation as an employee.

The Audit Committee has reviewed the audited financial statements of ASRV for the fiscal year ended December 31, 2003, and discussed them with management and ASRV’s independent accountants, Deloitte & Touche LLP.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants’ independence from ASRV and management with the accountants.  Furthermore, the Audit Committee has considered whether the fees paid by ASRV to Deloitte & Touche and described below are compatible with maintaining Deloitte & Touche’s independence from ASRV.  Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that ASRV’s audited financial statements for the fiscal year ended December 31, 2003, be included in ASRV’s Annual Report for that fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has audited ASRV’s financial statements for the fiscal year ended December 31, 2003, and the report on such financial statements appears in the Annual Report to Shareholders.  Deloitte & Touche LLP has been selected by the ASRV Board of Directors to perform an examination of the consolidated financial statements of ASRV for the year ending December 31, 2004.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees of Independent Auditors

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003, and December 31, 2002, by Deloitte & Touche LLP.

December 31, 2003

Audit Fees	$287,600
Audit-Related Fees	$113,600
Tax Fees	$43,800
All other fees	$0
$445,000
December 31, 2002

Audit Fees	$342,404
Audit-Related Fees	$82,500
Tax Fees	$69,436
All other fees	$0
$494,340

Audit fees included the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission (“SEC”) matters.

Audit-related fees included audits of the ERECT and BUILD Funds, which are specialty union funds managed by the Trust Company.

Tax fees included tax compliance services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of federal, state and local income tax return assistance and assistance with tax audits and appeals.

The Audit Committee may, from time to time, grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor.  The Audit Committee has not currently pre-approved any such services.

A list of the SEC’s prohibited non-audit services is attached to the pre-approval policy.  The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The pre-approval fee levels for all services to be provided by Deloitte & Touche will be established annually by the Audit Committee.  Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.  The approved pre-approval fee level for audit services for fiscal year 2003 was $10,000.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors in accordance with the pre-approval policies and procedures adopted by the Audit Committee at its October 24, 2003 meeting.  These services may include audit services, audit-related services, tax services and other services.  Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The Audit Committee may delegate pre-approval authority to one or more of its members.  Such member must report any decisions to the Audit Committee at the next scheduled meeting.  All services performed by Deloitte & Touche in 2003 were pre-approved in accordance with the pre-approval policy.

Corporate Governance Documents

A copy of the Company’s Code of Ethics and Legal Code of Conduct, the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Audit Committee, Nominating Committee, and Management Compensation Committee are available on the Company’s website under Investor Relations at www.ameriservfinancial.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P. O. Box 430, Johnstown, Pennsylvania  15907-0430, by e-mail at info@ameriservfinancial.com or by calling Investor Relations at (814) 533-5310.

FINANCIAL INFORMATION

Requests for printed financial material for ASRV or any of its subsidiaries - annual reports, Forms 10-K, 10-Q and Call Reports - should be directed to Jeffrey A. Stopko, Senior Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania  15907-0430, telephone (814) 533-5310.

TRANSACTIONS WITH MANAGEMENT

Certain directors, nominees and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2003.  Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  These loans represented, in the aggregate, 2.5% of shareholders’ equity as of December 31, 2003.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

COMPLAINTS AND CONCERNS

Shareholders and other interested parties who desire to communicate directly with the Company’s independent, non-

management directors should submit communications in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania  15907-0430.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania  15907-0430.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder desiring to present a proposal to be considered at the 2005 Annual Meeting of Shareholders should submit the proposal in writing to:  Chairman, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907-0430 no later than November 22, 2004.

By Order of the Board of Directors

/s/	Betty L. Jakell
Betty L. Jakell
Corporate Secretary

March 18, 2004

PROXY

AMERISERV FINANCIAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and James V. Saly, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 5, 2004, at the Annual Meeting of its Shareholders to be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, PA 15901-2996, on Tuesday, April 27, 2004, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important.  Please vote immediately

        Vote By Internet

        Log on to the Internet and go to http://www.eproxyvote.com/asrv

        OR

        Vote by Telephone

        Call toll free

        1-877-PRX-VOTE (1-877-779-8683).

If you vote over the Internet or by telephone, please do not mail your card

☒                                    Please mark votes as in this example.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.

1.                                       Election of Class III Directors for Terms Expiring 2007.

Nominees:	(01) Daniel R. DeVos
(02) James C. Dewar
(03) Bruce E. Duke, III, M.D.
(04) Craig G. Ford
(05) Kim W. Kunkle

☐  FOR            ☐ WITHHELD

☐
For all nominees except as written on the line above

2.                                       In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

☐                                    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

☐                                    MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof.  Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof.  I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 18, 2004.

Please sign and return promptly in enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title.  If stock is in joint name(s), each joint owner should sign.

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